EXHIBIT 4
                   IMPERIAL HOLLY CORPORATION
              THIRD AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

Texas Commerce Bank National Association
Houston, Texas

The Bank of New York
New York, New York

Frost National Bank of San Antonio
San Antonio, Texas

Bank One, Colorado Springs, N.A.
Colorado Springs, Colorado

St. Paul Bank for Cooperatives
St. Paul, Minnesota

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of June 10, 1993, as amended by a First Amendment to Credit Agreement dated as of December 1, 1993 and a Second Amendment to Credit Agreement and First Amendment to Notes dated March 4, 1994 (said Credit Agreement as so amended is referred to herein as the "CREDIT AGREEMENT") among the undersigned, IMPERIAL HOLLY CORPORATION, a Texas corporation (the "COMPANY"), you (the "BANKS") and Harris Trust and Savings Bank, as agent for the Banks (the "AGENT"). All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

     The Banks extend a $90,000,000 revolving credit and competitive bid facility to the Company on the terms and conditions set forth in the Credit Agreement. The Company and the Banks now wish to amend the Credit Agreement to amend certain provisions of the Credit Agreement, all in the manner set forth in this Amendment.

1.  AMENDMENTS.

     Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:
                                  -15-

     SECTION 1.1. Section 8.15(d) of the Credit Agreement shall be amended by deleting the "." at the end of such subsection and substituting therefor "; and".

     SECTION 1.2. Section 8.15 of the Credit Agreement shall be amended by adding a subsection (e) as follows:

     "(e) the forfeiture of sugar to the Commodity Credit
     Corporation."

     SECTION 1.3. Section 9.1(d) of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

     "(d) Default shall occur under any evidence of indebtedness in an aggregate principal amount in excess of $5,000,000 issued or assumed or guaranteed by the Company or any Subsidiary or under any mortgage, agreement or other similar instrument under which the same may be issued and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding thereunder; PROVIDED, HOWEVER, that the forfeiture of sugar to the Commodity Credit Corporation in satisfaction of a loan under the Commodity Credit Corporation's sugar price support program shall not be deemed to be a default for purposes of this Agreement;"

2.  CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     SECTION 2.1. The Company and the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     SECTION 2.2. As of the date written below, each of the representations and warranties set forth in Section 6 of the Credit Agreement shall be true and correct.

     SECTION 2.3. As of the date written below, the Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

     SECTION 2.4.  As of the date written below, all legal
matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Banks.
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3.  MISCELLANEOUS.

     SECTION 3.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement or the Notes being sufficient to refer to the Credit Agreement and the Notes as amended hereby.

     SECTION 3.2. This Amendment may be executed in any number of counterparts, and by different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.
                                  -17-
Dated as of July 13, 1994.

                              IMPERIAL HOLLY CORPORATION

                              By_____________________________
                                  James C. Kempner
                                  President and Chief Executive
                                     Officer

Accepted as of the date last written above.

                              HARRIS TRUST AND SAVINGS BANK,
                                individually and as Agent

                              By______________________________
                                  Name:
                                  Title:  Vice President

                              TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                              By______________________________
                                  Name:
                                  Title:

                              THE BANK OF NEW YORK

                              By______________________________
                                  Name:
                                  Title:

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                              FROST NATIONAL BANK OF SAN ANTONIO

                              By______________________________
                                  Name:
                                  Title:

                              BANK ONE, COLORADO SPRINGS, N.A.

                              By______________________________
                                  Name:
                                  Title:

                              ST. PAUL BANK FOR COOPERATIVES

                              By______________________________
                                  Name:
                                  Title:

                              Eurodollar Lending Office:

                                ______________________________

                                ______________________________

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